Exhibit 99.1

Gladstone Commercial Corporation Announces Strategic Succession Plan

McLean, VA, March 23, 2026: Gladstone Commercial Corporation (Nasdaq: GOOD) (the “Company”) today announced several executive officer appointments in connection with the Company’s strategic succession plan.

David Gladstone has stepped down as the Company’s Chief Executive Officer (“CEO”), effective immediately; however, he will remain as the Company’s Chairman of the Board of Directors, a member of the Company’s investment committee, and also continue as Chairman, CEO, and President of the Company’s affiliated investment adviser, Gladstone Management Corporation. Arthur “Buzz” Cooper, the Company’s President since 2022 who joined the Gladstone organization in its founding year (2001), has succeeded Mr. Gladstone as CEO and will function in the dual role of CEO and President. John Sateri, a twenty-year veteran at Gladstone and a current member of the Company’s investment committee, has been appointed Chief Investment Officer.

Gary Gerson, Chief Financial Officer and Assistant Treasurer of the Company since 2021 and who previously served as Treasurer from 2006-2012, has also been named Executive Vice President of the Company and will continue to serve in all three roles. Ryan Carter, a current Managing Director of the Company since 2021, has also been elevated to Executive Vice President.

These promotions reflect the strength and depth of the management team at the Company.

Today’s announcement highlights Mr. Gladstone’s long tenure with the Company, as its founder, Chairman, and CEO, beginning in 2003, and building it from its IPO to a real estate investment trust (“REIT”) with over 150 properties, as of December 31, 2025, that invests primarily in single-tenant net leased industrial properties nationwide and is diversified across tenants, industries, and geographies. In his role, Mr. Gladstone has overseen enormous growth and has set the Company on a path for continued success.

Today’s appointments are the result of a comprehensive strategic succession plan process designed to ensure long-term continuity, stability, and strategic alignment and reflect the Board’s confidence in current management’s ability to lead the Company through its continued growth. This succession plan will also separate the Chairman and CEO roles at the Company, further aligning with best practices for corporate governance and oversight.

Mr. Gladstone, commented, “Gladstone Commercial is our first Gladstone REIT established in 2003. I am grateful for the opportunity to lead such an extraordinary team over the past twenty-three years and am confident that our new executive leadership team will lead the Company through many decades to come. It is proud moment to see the Gladstone family of funds celebrating its silver anniversary, our twenty-fifth year in business.”

Walter Wilkinson, Lead Independent Director of the Board, commented, “As the visionary founder of the Gladstone family of funds and more than twenty-three years as CEO of Gladstone Commercial, David has built this Company from its IPO to the REIT it is today. The Board and I extend our deep appreciation and gratitude for David’s extraordinary leadership.”

Mr. Cooper added, “As I take on this new additional role as the Company’s CEO, I am grateful for David’s mentorship and friendship of over forty years. We have an extremely talented team, and I am excited to continue building on our strong foundation and growth with the elevation of Gary Gerson and Ryan Carter to their new additional roles as Executive Vice Presidents.”

About Gladstone Commercial: Gladstone Commercial is a publicly-traded real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States. For additional information, please visit www.gladstonecommercial.com.

About the Gladstone Companies: Information on the business activities of all the Gladstone family of funds can be found at www.gladstonecompanies.com.

Forward-Looking Statements

All statements contained in this press release, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements involve inherent risks and uncertainties as they relate to expectations, beliefs, projections, future plans and strategies, anticipated events, or trends concerning matters that are not historical facts and may ultimately prove to be incorrect or false. Forward-looking statements include information about possible or assumed future events, including, without limitation, those relating to future performance. Words such as “may,” “will,” “plan,” and variations of these words and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these words. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those included within or contemplated by such statements, including, but not limited to, the description of risks and uncertainties in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Gladstone Commercial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2026, and certain other filings made with the SEC (accessible at www.sec.gov). Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT: For further information: Gladstone Commercial Corporation, (703) 287-5893.